Exhibit 99.1

DRI Corporation Celebrates 25th Anniversary and Record-Setting Financial Results

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ:TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today its 25th anniversary celebration (“Silver Jubilee”) of serving the public transit industry’s communication and security needs.

“Reflecting on our first 25 years in business, DRI’s Board of Directors and management are deeply grateful to our customers for allowing us to build their trust to carry out critical projects. We also extend our heartfelt thanks to the Company’s employees and their families, suppliers, and shareholders. Their ingenuity, dedication, perseverance, and sacrifices allowed us to fulfill our customer commitments and build a strong foundation for growth,” David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said.

According to Mr. Turney, the Company has shown staying power in a complicated market in both difficult and good times. “We believe that we have made a positive difference for public transportation. Our successes over the last quarter of a century have been possible because we listened to our stakeholders as we developed innovative products and services. We intend to continue doing the same in the future.”

Legally incorporated in North Carolina on March 2, 1983, the Company’s Silver Jubilee celebration will be commemorated with various customer and employee events throughout fiscal year 2008.

POTENTIAL RECORD-SETTING RESULTS AHEAD

  Record-setting revenue in the range of $68 million to $70 million is expected for fiscal year 2008, which could represent a year-over-year increase of 17 percent to 20 percent.
  Fully diluted earnings per share are projected to increase to a record-setting 14 cents to 17 cents.
  In September 2007, DRI Corporation’s management team forecast the Company would reach a $100 million revenue run rate by the end of fiscal year 2010 without potential acquisitions.

“In fiscal year 2008, we will be making additional investments in the business, our present served markets, new markets, technology and products as we simultaneously work to accelerate improvement in earnings. We believe that margins are in the early stage of improvement in fiscal years 2007 and 2008, and we will particularly focus on margins in 2008 with a goal of achieving further improvement as we progress through the year into 2009,” Mr. Turney said.

HISTORICAL PERSPECTIVE

The 1980s

  DRI was incorporated in North Carolina on March 2, 1983.
  In fiscal year 1983, DRI had two business units based in Durham, N.C.: (1) Transit Communications Systems, now called Digital Recorders, Inc., and (2) Highway Information Systems. The Company had less than $200,000 in sales and four employees.
  In fiscal year 1988, DRI delivered its first Automatic Voice Annunciation System, which positioned the Company in the then emerging Intelligent Transportation Systems market.

The 1990s

  In fiscal year 1990, DRI had approximately $443,339 in sales and nine employees.
  On Nov. 8, 1994, DRI’s common stock debuted on the NASDAQ® Small Cap Market with the “TBUS” ticker symbol.
  In fiscal year 1994, DRI had approximately $3.24 million in sales and 22 employees.
  On Feb. 28, 1995, the Raleigh, N.C.-based Digital Audio Corporation (DAC) subsidiary was acquired.
  In fiscal year 1995, DRI had approximately $6.36 million in sales and 35 employees.
  In fiscal year 1996, the Transit-Media GmbH (T-M) business unit in Germany was acquired and DRI established the TwinVision na, Inc. (TVna) business unit in North Carolina using the advanced T-M German technology. DRI had approximately $9.20 million in sales and 58 employees.
  In April 1998, DRI sold its Highway Information Systems business unit for $3 million.
  In fiscal year 1998, the Company acquired Dallas-based RTI, Inc., which then provided business development and market capabilities, as well as access to the TwinVision® technology license. The Board of Directors appointed Mr. Turney as DRI’s Chairman, President, and Chief Executive Officer. DRI had approximately $14.24 million in sales and 60 employees.

The New Millennium

  In fiscal year 2000, the Company established its Corporate Administration office in Dallas. DRI had approximately $29.9 million in sales and 67 employees.
  In June 2001, DRI acquired the Sweden-based business, Mobitec AB, and its subsidiaries.
  In fiscal year 2001, DRI had approximately $37.2 million in sales and 137 employees.
  In fall 2002, DRI merged the T-M business unit with Mobitec AB’s German subsidiary, Mobitec GmbH. Now known as Mobitec GmbH, the business unit remains based in Ettlingen, Germany.
  In fiscal year 2004, DRI had approximately $47.7 million in sales and 160 employees.
  In fiscal year 2006, DRI had approximately $51.3 million in sales and 198 employees.
  In April 2007, the Company divested its DAC subsidiary for approximately $1.4 million.
  In May 2007, the Company predicted record-level revenues and profit for fiscal year 2007.
  In May 2007, the Company entered into a 51 percent joint venture with Cast Master Enterprise Private Ltd. of New Delhi to produce, sell, and service Mobitec® electronic destination sign systems for India’s transit market and selected other markets in that region.
  In June 2007, shareholders approved the Company’s name change to DRI Corporation from Digital Recorders, Inc.
  In August 2007, the Company legally incorporated its Digital Recorders business unit as Digital Recorders, Inc. The Company also engaged the investment banking firm of Morgan Joseph & Co. Inc., based in New York City, to render strategic and financial advisory services for the Company.
  In September 2007, the Company announced that Cast Master-Mobitec received its first order, which was valued at more than $2 million USD.
  In October 2007, the Company retained Christensen-cQuest for investor and media relations services.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statement relating to the DRI Board of Directors’ and management’s projected profitable growth outlook for the Company through fiscal year 2010; our positive outlook for our investments in market, product, business operating infrastructure, personnel, market conditions and emerging international markets; and any perceived resulting shareholder value that these may produce over time, and any statements containing words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” or “preliminarily.” These forward-looking statements are subject to risks and uncertainties, including: the risks and uncertainties that any of the assumptions we have made in order to develop our projected growth outlook through fiscal year 2010 may prove to be inaccurate; that our positive outlook on the items discussed in the press release may not be indicative of actual events in the future; that the factors discussed may not ultimately result in increased shareholder value over time; as well as the risks and uncertainties set forth in our Annual Report on Form 10-K filed March 28, 2007, and our subsequent quarterly reports, particularly those identified in Risk Factors Affecting Our Business. If any of these risks or uncertainties materialize (or if they fail to materialize), or if the underlying assumptions are incorrect, then actual results may differ materially from those projected in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis, judgment, belief or expectation only as of the date of this press release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release.

CONTACT:
Veronica B. Marks
Manager, Corporate Communications
DRI Corporation
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: veronicam@digrec.com
or
Christian Sadlier
Vice President
Christensen-cQuest
Phone: (480) 614-3007
Fax: (480) 614-3033
E-Mail: csadlier@christensenir.com